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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          -----------------------


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934
                          -----------------------



      Date of Report (Date of earliest event reported): June 22, 1999


                             WITCO CORPORATION
           (Exact name of registrant as specified in its charter)
                          -----------------------


          Delaware                      001-4654                13-187000
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of incorporation)                                      Identification
                                                                  Number)

                       ------------------------------




                             One American Lane
                           Greenwich, Connecticut
                                 06831-2559
            (Address of principal executive offices) (Zip code)



     Registrant's telephone number, including area code: (203) 552-2000

                                    N/A

       (Former name or former address, if changed since last report)



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ITEM 5.       OTHER EVENTS

     On June 22, 1999, Witco Corporation, a Delaware corporation ("Witco"), and Goldschmidt SKW Surfactants GmbH, a company organized under the laws of the Federal Republic of Germany ("Goldschmidt SKW"), entered into a definitive purchase agreement (the "Purchase Agreement") pursuant to which, among other things, Witco will sell its oleochemicals and derivatives business to Goldschmidt SKW for $248,900,000 in cash. Goldschmidt SKW is owned by Th. Goldschmidt AG ("Goldschmidt") and SKW Trostberg AG ("SKW"). The sale is subject to certain customary closing conditions, as well as to the approval of the board of directors of Witco and the supervisory boards of Goldschmidt, SKW and VIAG AG, the parent of Goldschmidt.

     A copy of the Purchase Agreement is attached as Exhibit 10(i).2 hereto, and is incorporated herein by reference.

     A copy of the press release of June 23, 1999, regarding the transaction is attached as Exhibit 99.2 hereto, and is incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10(i).2 Purchase Agreement between Witco Corporation and Goldschmidt SKW Surfactants GmbH, dated as of June 22, 1999 (without Schedules).

99.2      Press Release, dated June 23, 1999, issued by Witco.


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                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WITCO CORPORATION
                                      (Registrant)


Date: July 7, 1999                    By:  /s/  Camillo DiFrancesco
                                          -------------------------
                                          Name: Camillo DiFrancesco
                                          Title: Senior Vice President &
                                                 Chief Financial Officer





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                               EXHIBIT INDEX


Exhibit No.                     Description of the Exhibit

10(i).2***   Purchase Agreement between Witco Corporation and Goldschmidt SKW
             Surfactants GmbH, dated as of June 22, 1999 (without Schedules).

99.2         Press Release, dated June 23, 1999, issued by Witco.


*** Material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed with the Securities and Exchange Commission separaterly.